EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Jeaneen Terrio (212) 632-4005, jeaneen.terrio@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Second Quarter Results

San Mateo, CA, May 2, 2025 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $151.4 million or $0.26 per diluted share for the quarter ended March 31, 2025, as compared to $163.6 million or $0.29 per diluted share for the previous quarter, and $124.2 million or $0.23 per diluted share for the quarter ended March 31, 2024. Operating income was $145.6 million for the quarter ended March 31, 2025, as compared to $219.0 million for the previous quarter and $129.3 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Adjusted net income2 was $254.4 million and adjusted diluted earnings per share2 was $0.47 for the quarter ended March 31, 2025, as compared to $320.5 million and $0.59 for the previous quarter, and $306.6 million and $0.56 for the quarter ended March 31, 2024. Adjusted operating income2 was $377.2 million for the quarter ended March 31, 2025, as compared to $412.8 million for the previous quarter and $419.6 million for the prior year. Adjusted net income includes a $41.4 million, or $0.06 per diluted share, loss on a seed investment in the current quarter related to a renewable energy investment associated with a fund that has been closed.

“Today’s complex market environment underscores the value of diversification and global scale in our business,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “As a leading manager of public and private assets, we continue to see progress across our business, with gross sales increasing across all asset classes in our second fiscal quarter. Long-term inflows increased by 9% quarter-over-quarter (excluding reinvested distributions), and multi-asset and alternatives generated a combined $9.7 billion in positive net flows. While long-term net outflows totaled $26.2 billion, excluding Western Asset Management (“Western”), we recorded $7.4 billion in long-term net inflows. We also saw strong client demand and positive flows into ETFs, retail SMAs and Canvas®. Our ETF business saw its 14th consecutive quarter of positive net flows, attracting $4.1 billion with a record high in assets under management (“AUM”). In addition, our institutional pipeline of won-but-unfunded mandates rose by $2.3 billion to $20.4 billion – its highest level since 2022.

“Fundraising in alternatives generated $6.8 billion for the quarter, of which private market assets totaled $6.1 billion. As Alternatives by Franklin Templeton continues to progress in the wealth management channel, it is imperative that we continue to deliver innovative, top performing solutions as well as a first-class client experience. This quarter, we launched Franklin Lexington Private Markets Fund, a perpetual secondaries private equity strategy, in the U.S. and internationally. Designed for wealth channel clients, these funds raised $2 billion in AUM.

“With a global presence in over 30 countries and clients in over 150, international markets have been a key part of our growth story and sales momentum continues in many countries around the world. During the quarter, gross sales improved in every region and our non-U.S. business saw positive net flows in the EMEA and Americas regions, ending the quarter with approximately $470 billion in AUM.

“We are well positioned to help clients navigate this period of market volatility. This quarter, we have been actively engaged with clients, delivering comprehensive insights from our wide range of investment teams across public and private markets, as well as from the Franklin Templeton Institute.

“We continue to focus on sound expense discipline and operational efficiencies, including the recent integration of Western’s select corporate functions into Franklin Templeton. Our diverse business and balance sheet provides us the financial flexibility to continue to grow and seize opportunities that may arise in an evolving industry.”

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Mar-25	31-Dec-24	Qtr. vs. Qtr.	31-Mar-24	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$2,111.4	$2,251.6	(6%)	$2,152.8	(2%)
Operating income	145.6	219.0	(34%)	129.3	13%
Operating margin	6.9%	9.7%		6.0%

Net income[1]	$151.4	$163.6	(7%)	$124.2	22%
Diluted earnings per share	0.26	0.29	(10%)	0.23	13%

As adjusted (non-GAAP):[2]
Adjusted operating income	$377.2	$412.8	(9%)	$419.6	(10%)
Adjusted operating margin	23.4%	24.5%		25.2%

Adjusted net income	$254.4	$320.5	(21%)	$306.6	(17%)
Adjusted diluted earnings per share	0.47	0.59	(20%)	0.56	(16%)

Assets Under Management
(in billions)
Ending	$1,540.6	$1,575.7	(2%)	$1,644.7	(6%)
Average[3]	1,570.5	1,634.5	(4%)	1,581.1	(1%)
Long-term net flows	(26.2)	(50.0)		6.9

Total AUM was $1,540.6 billion at March 31, 2025, down $35.1 billion during the quarter due to $26.2 billion of long-term net outflows, inclusive of $33.6 billion of long-term net outflows at Western and $3.3 billion of long-term reinvested distributions, and the negative impact of $11.6 billion of net market change, distributions, and other, partially offset by $2.7 billion of cash management net inflows.

Cash and cash equivalents and investments were $5.0 billion and, including the Company’s direct investments in consolidated investment products (“CIPs”), were $6.1 billion4 at March 31, 2025. Total stockholders’ equity was $13.2 billion and the Company had 525.4 million shares of common stock outstanding at March 31, 2025. The Company repurchased 0.5 million shares of its common stock for a total cost of $10.0 million during the quarter ended March 31, 2025.

Conference Call Information

A written commentary on the results by Jenny Johnson, President and CEO; Matthew Nicholls, Executive Vice President, CFO and COO; and Adam Spector, Executive Vice President, Head of Global Distribution will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Nicholls and Spector will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (+1) (877) 407-0989 in North America or (+1) (201) 389-0921 in other locations. A replay of the teleconference can also be accessed by calling (+1) (877) 660-6853 in North America or (+1) (201) 612-7415 in other locations using access code 13753015 after 2:00 p.m. Eastern Time on May 2, 2025 through May 9, 2025, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at investorrelations@franklintempleton.com before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2025	2024		2025	2024
Operating Revenues
Investment management fees	$1,673.6	$1,713.9	(2%)	$3,472.9	$3,366.1	3%
Sales and distribution fees	364.9	358.3	2%	740.4	654.7	13%
Shareholder servicing fees	61.9	68.0	(9%)	125.4	100.5	25%
Other	11.0	12.6	(13%)	24.3	22.6	8%
Total operating revenues	2,111.4	2,152.8	(2%)	4,363.0	4,143.9	5%
Operating Expenses
Compensation and benefits	920.0	1,028.2	(11%)	1,911.4	1,996.5	(4%)
Sales, distribution and marketing	498.1	484.3	3%	1,010.4	885.1	14%
Information systems and technology	158.7	155.1	2%	314.7	286.1	10%
Occupancy	69.3	76.2	(9%)	144.4	142.9	1%
Amortization of intangible assets	112.5	84.6	33%	225.1	170.4	32%
Impairment of intangible assets	24.4	—	NM	24.4	—	NM
General, administrative and other	182.8	195.1	(6%)	368.0	327.1	13%
Total operating expenses	1,965.8	2,023.5	(3%)	3,998.4	3,808.1	5%
Operating Income	145.6	129.3	13%	364.6	335.8	9%
Other Income (Expenses)
Investment and other income, net	94.1	52.5	79%	104.6	225.7	(54%)
Interest expense	(20.8)	(27.7)	(25%)	(43.9)	(46.5)	(6%)
Investment and other income (losses) of consolidated investment products, net	(164.7)	89.9	NM	(50.6)	66.1	NM
Expenses of consolidated investment products	(11.5)	(5.9)	95%	(18.8)	(11.8)	59%
Other income (expenses), net	(102.9)	108.8	NM	(8.7)	233.5	NM
Income before taxes	42.7	238.1	(82%)	355.9	569.3	(37%)
Taxes on income	31.1	62.8	(50%)	112.2	137.7	(19%)
Net income	11.6	175.3	(93%)	243.7	431.6	(44%)
Less: net income (loss) attributable to
Redeemable noncontrolling interests	(158.4)	42.8	NM	(108.8)	52.3	NM
Nonredeemable noncontrolling interests	18.6	8.3	NM	37.5	3.8	NM
Net Income Attributable to Franklin Resources, Inc.	$151.4	$124.2	22%	$315.0	$375.5	(16%)

Earnings per Share
Basic	$0.26	$0.23	13%	$0.55	$0.71	(23%)
Diluted	0.26	0.23	13%	0.55	0.71	(23%)
Dividends Declared per Share	$0.32	$0.31	3%	$0.64	$0.62	3%

Average Shares Outstanding
Basic	519.1	518.4	0%	518.3	502.6	3%
Diluted	519.9	519.2	0%	519.0	503.4	3%

Operating Margin	6.9%	6.0%		8.4%	8.1%

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	31-Mar-25	31-Dec-24		30-Sep-24	30-Jun-24	31-Mar-24
Operating Revenues
Investment management fees	$1,673.6	$1,799.3	(7%)	$1,766.2	$1,689.9	$1,713.9
Sales and distribution fees	364.9	375.5	(3%)	368.0	358.3	358.3
Shareholder servicing fees	61.9	63.5	(3%)	67.0	61.8	68.0
Other	11.0	13.3	(17%)	10.0	12.9	12.6
Total operating revenues	2,111.4	2,251.6	(6%)	2,211.2	2,122.9	2,152.8
Operating Expenses
Compensation and benefits	920.0	991.4	(7%)	940.8	893.8	1,028.2
Sales, distribution and marketing	498.1	512.3	(3%)	496.9	481.1	484.3
Information systems and technology	158.7	156.0	2%	177.4	156.6	155.1
Occupancy	69.3	75.1	(8%)	77.7	104.8	76.2
Amortization of intangible assets	112.5	112.6	0%	83.8	84.0	84.6
Impairment of intangible assets	24.4	—	NM	389.2	—	—
General, administrative and other	182.8	185.2	(1%)	196.1	180.1	195.1
Total operating expenses	1,965.8	2,032.6	(3%)	2,361.9	1,900.4	2,023.5
Operating Income (Loss)	145.6	219.0	(34%)	(150.7)	222.5	129.3
Other Income (Expenses)
Investment and other income, net	94.1	10.5	NM	95.3	74.5	52.5
Interest expense	(20.8)	(23.1)	(10%)	(25.0)	(25.7)	(27.7)
Investment and other income (losses) of consolidated investment products, net	(164.7)	114.1	NM	46.2	37.6	89.9
Expenses of consolidated investment products	(11.5)	(7.3)	58%	(12.0)	(8.8)	(5.9)
Other income (expenses), net	(102.9)	94.2	NM	104.5	77.6	108.8
Income (loss) before taxes	42.7	313.2	(86%)	(46.2)	300.1	238.1
Taxes on income	31.1	81.1	(62%)	9.5	68.1	62.8
Net income (loss)	11.6	232.1	(95%)	(55.7)	232.0	175.3
Less: net income (loss) attributable to
Redeemable noncontrolling interests	(158.4)	49.6	NM	32.6	43.0	42.8
Nonredeemable noncontrolling interests	18.6	18.9	(2%)	(3.6)	15.0	8.3
Net Income (Loss) Attributable to Franklin Resources, Inc.	$151.4	$163.6	(7%)	$(84.7)	$174.0	$124.2

Earnings (Loss) per Share
Basic	$0.26	$0.29	(10%)	$(0.19)	$0.32	$0.23
Diluted	0.26	0.29	(10%)	(0.19)	0.32	0.23
Dividends Declared per Share	$0.32	$0.32	0%	$0.31	$0.31	$0.31

Average Shares Outstanding
Basic	519.1	517.4	0%	516.2	516.5	518.4
Diluted	519.9	518.2	0%	516.2	517.2	519.2

Operating Margin	6.9%	9.7%	(6.8)%	10.5%	6.0%

AUM AND FLOWS

(in billions)	Three Months Ended March 31,		Six Months Ended March 31,
	2025 [5]	2024	2025 [5]	2024
Beginning AUM	$1,575.7	$1,455.5	$1,678.6	$1,374.2
Long-term inflows	86.8	84.9	183.7	153.8
Long-term outflows	(113.0)	(78.0)	(259.9)	(151.9)
Long-term net flows	(26.2)	6.9	(76.2)	1.9
Cash management net flows	2.7	(4.8)	2.7	(0.1)
Total net flows	(23.5)	2.1	(73.5)	1.8
Acquisition	—	148.3	—	148.3
Net market change, distributions and other [6]	(11.6)	38.8	(64.5)	120.4
Ending AUM	$1,540.6	$1,644.7	$1,540.6	$1,644.7
Average AUM	$1,570.5	$1,581.1	$1,606.3	$1,492.2

AUM BY ASSET CLASS

(in billions)	31-Mar-25	31-Dec-24	% Change	30-Sep-24	30-Jun-24	31-Mar-24
Equity	$598.1	$620.0	(4%)	$632.1	$595.0	$592.7
Fixed Income	446.0	469.5	(5%)	556.4	564.5	571.4
Alternative	251.8	248.8	1%	249.9	254.5	255.5
Multi-Asset	175.8	174.0	1%	176.2	168.1	163.4
Cash Management	68.9	63.4	9%	64.0	64.5	61.7
Total AUM	$1,540.6	$1,575.7	(2%)	$1,678.6	$1,646.6	$1,644.7
Average AUM for the Three-Month Period	$1,570.5	$1,634.5	(4%)	$1,667.5	$1,632.6	$1,581.1

AUM BY SALES REGION

(in billions)	31-Mar-25	31-Dec-24	% Change	30-Sep-24	30-Jun-24	31-Mar-24
United States	$1,071.3	$1,102.5	(3%)	$1,177.1	$1,155.0	$1,155.9
International
Europe, Middle East and Africa	195.8	193.7	1%	209.1	205.8	206.3
Asia-Pacific	158.5	165.2	(4%)	178.0	174.1	170.4
Americas, excl. U.S.	115.0	114.3	1%	114.4	111.7	112.1
Total international	469.3	473.2	(1%)	501.5	491.6	488.8
Total	$1,540.6	$1,575.7	(2%)	$1,678.6	$1,646.6	$1,644.7

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended March 31, 2025	Equity	Fixed Income	Alternative	Multi-Asset	Cash Management [5]	Total
AUM at January 1, 2025	$620.0	$469.5	$248.8	$174.0	$63.4	$1,575.7
Long-term inflows	38.9	26.5	8.5	12.9	—	86.8
Long-term outflows	(44.3)	(57.0)	(2.1)	(9.6)	—	(113.0)
Long-term net flows	(5.4)	(30.5)	6.4	3.3	—	(26.2)
Cash management net flows	—	—	—	—	2.7	2.7
Total net flows	(5.4)	(30.5)	6.4	3.3	2.7	(23.5)
Net market change, distributions and other [6]	(16.5)	7.0	(3.4)	(1.5)	2.8	(11.6)
AUM at March 31, 2025	$598.1	$446.0	$251.8	$175.8	$68.9	$1,540.6

(in billions)
for the three months ended December 31, 2024	Equity	Fixed Income	Alternative [7]	Multi-Asset	Cash Management	Total
AUM at October 1, 2024	$632.1	$556.4	$249.9	$176.2	$64.0	$1,678.6
Long-term inflows	55.9	26.4	3.4	11.2	—	96.9
Long-term outflows	(43.4)	(93.1)	(2.6)	(7.8)	—	(146.9)
Long-term net flows	12.5	(66.7)	0.8	3.4	—	(50.0)
Cash management net flows	—	—	—	—	—	—
Total net flows	12.5	(66.7)	0.8	3.4	—	(50.0)
Net market change, distributions and other [6]	(24.6)	(20.2)	(1.9)	(5.6)	(0.6)	(52.9)
AUM at December 31, 2024	$620.0	$469.5	$248.8	$174.0	$63.4	$1,575.7

(in billions)
for the three months ended March 31, 2024	Equity	Fixed Income	Alternative	Multi-Asset	Cash Management	Total
AUM at January 1, 2024	$467.5	$511.7	$256.2	$154.6	$65.5	$1,455.5
Long-term inflows	27.5	43.8	3.4	10.2	—	84.9
Long-term outflows	(32.8)	(35.5)	(2.4)	(7.3)	—	(78.0)
Long-term net flows	(5.3)	8.3	1.0	2.9	—	6.9
Cash management net flows	—	—	—	—	(4.8)	(4.8)
Total net flows	(5.3)	8.3	1.0	2.9	(4.8)	2.1
Acquisition	81.3	59.3	0.7	5.8	1.2	148.3
Net market change, distributions and other [6]	49.2	(7.9)	(2.4)	0.1	(0.2)	38.8
AUM at March 31, 2024	$592.7	$571.4	$255.5	$163.4	$61.7	$1,644.7

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans, which is offset in investment and other income (losses), net.
•Impact on compensation and benefits expense related to minority interests in certain subsidiaries, which is offset in net income (loss) attributable to redeemable noncontrolling interests.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
◦Interest expense for amortization of debt premium from acquisition-date fair value adjustment.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests.
•Unrealized investment gains and losses.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.

In calculating our non-GAAP measures, we adjust for the impact of CIPs because it is not considered reflective of our underlying results of operations. Acquisition-related items and special termination benefits are excluded to facilitate comparability to other asset management firms. We adjust for compensation and benefits expense related to funded deferred compensation plans because it is partially offset in other income (expense), net. We adjust for compensation and benefits expense and net income (loss) attributable to redeemable noncontrolling interests to reflect the economics of certain profits interest arrangements. Sales and distribution fees and a portion of investment management fees generally cover sales, distribution and marketing expenses and, therefore, are excluded from adjusted operating revenues. In addition, when calculating adjusted net income and adjusted diluted earnings per share we exclude unrealized investment gains and losses included in investment and other income (losses) because the related investments are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Six Months Ended
	31-Mar-25	31-Dec-24	31-Mar-24	31-Mar-25	31-Mar-24
Operating income (loss)	$145.6	$219.0	$129.3	$364.6	$335.8
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	13.1	12.5	11.0	25.6	22.4
Acquisition-related retention	34.7	45.8	104.5	80.5	173.6
Compensation and benefits expense from gains on deferred compensation, net	3.6	0.9	14.0	4.5	33.0
Other acquisition-related expenses	10.7	9.4	25.2	20.1	32.0
Amortization of intangible assets	112.5	112.6	84.6	225.1	170.4
Impairment of intangible assets	24.4	—	—	24.4	—
Special termination benefits	17.4	0.4	40.4	17.8	47.1
Compensation and benefits expense related to minority interests in certain subsidiaries	15.2	12.2	10.6	27.4	22.3
Adjusted operating income	$377.2	$412.8	$419.6	$790.0	$836.6

Total operating revenues	$2,111.4	$2,251.6	$2,152.8	$4,363.0	$4,143.9
Add (subtract):
Acquisition-related pass through performance fees	(16.2)	(69.1)	(14.4)	(85.3)	(87.0)
Sales and distribution fees	(364.9)	(375.5)	(358.5)	(740.4)	(654.9)
Allocation of investment management fees for sales, distribution and marketing expenses	(133.2)	(136.8)	(125.8)	(270.0)	(230.2)
Elimination of operating revenues upon consolidation of investment products*	13.1	12.5	11.0	25.6	22.4
Adjusted operating revenues	$1,610.2	$1,682.7	$1,665.1	$3,292.9	$3,194.2

Operating margin	6.9%	9.7%	6.0%	8.4%	8.1%
Adjusted operating margin	23.4%	24.5%	25.2%	24.0%	26.2%

(in millions, except per share data)	Three Months Ended			Six Months Ended
	31-Mar-25	31-Dec-24	31-Mar-24	31-Mar-25	31-Mar-24
Net income attributable to Franklin Resources, Inc.	$151.4	$163.6	$124.2	$315.0	$375.5
Add (subtract):
Net (income) loss of consolidated investment products*	(8.3)	4.2	3.5	(4.1)	1.3
Acquisition-related retention	34.7	45.8	104.5	80.5	173.6
Other acquisition-related expenses	13.1	12.7	29.3	25.8	40.1
Amortization of intangible assets	112.5	112.6	84.6	225.1	170.4
Impairment of intangible assets	24.4	—	—	24.4	—
Special termination benefits	17.4	0.4	40.4	17.8	47.1
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	(1.1)	1.3	(3.9)	0.2	(9.9)
Unrealized investment (gains) losses	(42.9)	31.5	(9.6)	(11.4)	(58.6)
Interest expense for amortization of debt premium	(5.0)	(4.9)	(6.4)	(9.9)	(12.8)
Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests	7.4	4.1	0.4	11.5	(1.6)
Net income tax expense of adjustments	(49.2)	(50.8)	(60.4)	(100.0)	(90.0)
Adjusted net income	$254.4	$320.5	$306.6	$574.9	$635.1

Diluted earnings per share	$0.26	$0.29	$0.23	$0.55	$0.71
Adjusted diluted earnings per share	0.47	0.59	0.56	1.06	1.21
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*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended			Six Months Ended
	31-Mar-25	31-Dec-24	31-Mar-24	31-Mar-25	31-Mar-24
Elimination of operating revenues upon consolidation	$(13.1)	$(12.5)	$(11.0)	$(25.6)	$(22.4)
Other income (expenses), net	(129.8)	61.5	38.6	(68.3)	30.0
Less: income (loss) attributable to noncontrolling interests	(151.2)	53.2	31.1	(98.0)	8.9
Net income (loss)	$8.3	$(4.2)	$(3.5)	$4.1	$(1.3)

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.“Adjusted net income,” “adjusted diluted earnings per share,” “adjusted operating income” and “adjusted operating margin” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM is calculated as the average of the month-end AUM for the trailing four months.
4.Includes our direct investments in CIPs of $1.1 billion, approximately $365 million of employee-owned and other third-party investments made through partnerships, approximately $236 million of investments that are subject to long-term repurchase agreements and other net financing arrangements, and approximately $431 million of cash and investments related to deferred compensation plans.
5.Cash management at March 31, 2025 includes $6.3 billion of AUM and $3.7 billion of net inflows related to two money market mutual fund share classes previously closed to third-party investors.
6.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
7.Long-term inflows and outflows were each revised from previously reported amounts to reflect fund activity of $0.9 billion settling in January 2025. The revision did not impact net flows or ending AUM.
Franklin Resources, Inc. (NYSE: BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 150 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company offers specialization on a global scale, bringing extensive capabilities in equity, fixed income, alternatives and multi-asset solutions. With more than 1,500 investment professionals, and offices in major financial markets around the world, the California-based company has over 75 years of investment experience and $1.54 trillion in AUM as of March 31, 2025. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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